Contact:	John Herrmann
Vice President, General Counsel
Novavax, Inc.
240-268-2000

NOVAVAX AND ISCONOVA TO COMBINE; NOVAVAX LAUNCHES RECOMMENDED PUBLIC OFFER TO ACQUIRE ISCONOVA

Rockville, MD (June 4, 2013)–/GlobeNewswire, Inc. /-Novavax, Inc. (NASDAQ: NVAX), a leading vaccine development company, seeks to acquire a proprietary adjuvant to provide greater flexibility and control of the development and commercialization of its vaccine candidates that could benefit from use of an adjuvant. Isconova AB (NASDAQ OMX First North Premier: ISCO), a leader in the development of saponin-based, immune-modulating adjuvants, is expected to be a natural fit to augment Novavax’s expanding vaccine development programs, given Isconova’s proven success with its Matrix adjuvant technology through a number of partnerships in both veterinary markets since 2006 and in recent human clinical trials.

Summary

•	Recommended offer by Novavax, Inc. to acquire all outstanding shares and warrants[1] issued by Isconova (the “Offer”).

•	1.2388 shares issued by Novavax are offered for each share in Isconova, corresponding to an offer value of SEK 15.46 for each Isconova share, based on the closing price of Novavax shares on 3 June 2013 (or SEK 16.50 based on the 15-trading day volume-weighted average share price (“VWAP”) of Novavax up to and including 3 June 2013).

•	Based on the closing price of Novavax shares on 3 June 2013[2], the Offer represents

°	a premium of 26.7 percent (or 35.2 percent based on the 15-trading day VWAP of Novavax up to and including 3 June 2013) compared to Isconova’s closing price on 3 June 2013, the last trading day prior to the announcement of the Offer;

°	a premium of 27.3 percent (or 35.9 percent based on the 15-trading day VWAP of Novavax up to and including 3 June 2013) compared to the 15-trading day VWAP of Isconova up to and including 3 June 2013; and

°	a premium of 49.0 percent (or 59.0 percent based on the 15-trading day VWAP of Novavax up to and including 3 June 2013) compared to Isconova’s VWAP during the last three calendar months up to and including 3 June 2013.

1 Warrants 2005-I and 2005-II.

2 Offer value and Offer premium calculations are based on an SEK/USD exchange rate of 6.6023.

Background and reasons for the Offer

Novavax is developing recombinant vaccine candidates across a wide-variety of disease indications with four clinical-stage programs in seasonal influenza, pandemic influenza, RSV and rabies, as well as a number of other programs currently in earlier-stage pre-clinical development. Three of these clinical-stage programs are currently testing adjuvants, which are substances that act to enhance immune responses to specific vaccine targets. Novavax has been and continues testing adjuvants in all of its pre-clinical programs to see whether they enhance the immune responses to those vaccine candidates.

Consequently, Novavax has experience with a number of different types of adjuvants, including saponin-based adjuvants. Notably, in October 2012 Novavax published successful results of its Phase I clinical pandemic influenza vaccine trial using a third-party’s saponin-based adjuvant. Based on these data and Isconova’s published clinical data, Novavax believes that Isconova’s vaccine adjuvant technology will complement and strengthen its existing vaccine programs and provide Novavax with greater control of the development and use of adjuvants within these programs. Novavax further believes that having full access to Isconova’s adjuvant program, along with the scientific and clinical teams that have been developing the technology for many years, will allow it to better understand, characterize and refine many of its vaccine targets, which has the potential to lead to better, more potent vaccine candidates advanced through clinical trials to market in less time.

Following completion of the Offer, Novavax’s current intention is that the executive management team of Isconova will be offered positions subject to their commitment to the combined company. The board of Novavax believes that the prospects for employees of Isconova will generally be enhanced through the strengthened market position and growth prospects of the combined company. Novavax currently has no intention to make any significant changes regarding Isconova’s employees, their terms of employment or the location where the company conducts business.

The Offer

Novavax will implement the combination via a recommended public offer by Novavax to the holders of shares and warrants in Isconova. According to the terms of the Offer, Novavax will issue 15,454,471 shares of its common stock, with an aggregate transaction value of SEK 192.8 million (USD 29.2 million), based on the closing price of Novavax shares on 3 June 2013, the last trading day prior to the announcement of the Offer.

Assuming full acceptance of the Offer and that all holders of stock options accept the private offer to waive their rights under their stock options (see below), the Offer is expected to result in Novavax’s present shareholders holding 91.1 percent of the combined entity, and Isconova’s present holders of shares and stock options holding 8.9 percent of the combined entity, based on the number of issued shares in each company at full dilution.

Under the terms of the Offer,

•	Novavax offers 1.2388 shares of its common stock for each share in Isconova; and

•	Novavax offers SEK 0.74 for each 2005-I warrant and SEK 3.78 for each 2005-II warrant in Isconova.[3]

No commission or brokerage fees will be levied on holders of shares and warrants that tender such instruments in the Offer. To the extent holders of shares in Isconova are entitled to receive fractions of shares in Novavax, such fractions of shares will be sold commission free by a financial institution on a best efforts basis on behalf of such holders, and the proceeds will be paid in SEK to the eligible parties in lieu thereof.

The shares issued by Novavax as consideration in the Offer cannot be received by holders of shares in Isconova who have their shares registered on a Securities Account (Sw. VP-konto) with Euroclear Sweden AB. Such holders who tender their shares in the Offer may elect to open a custody account (Sw. värdepappersdepå) for purposes of receiving the Offer consideration, which is notified to Novavax, when the shares are tendered in the Offer. Alternatively, such holders may elect that the Novavax shares received as consideration shall be sold commission free by a financial institution appointed by Novavax on a best efforts basis on behalf of such holders, and the proceeds will be paid in SEK to the eligible parties. Also holders of shares in Isconova with custody accounts with a bank or stock broker will be able to sell such number shares of Novavax that equals no more than 10,000 shares in Isconova by using such commission free selling facility.

Holders of shares in Isconova who hold such instruments in a custody account do not need to take any specific measures, other than follow instructions from their nominee with respect to acceptance of the Offer, as they should be able to receive the Novavax shares directly on their custody accounts.

As at the time of the Offer announcement, Novavax does not hold any shares or corresponding equity instruments issued by Isconova.

Stock options granted by Isconova to employees and board members

The Offer does not include stock options4 granted by Isconova to its employees and board members. Novavax intends to procure fair treatment in the transaction for holders of stock options and intends to make a private offer, whereby holders of vested and unvested stock options who agree to waive their rights under the stock option agreement will receive 0.6232 shares of Novavax common stock for each stock option in Isconova. The consideration offered for the stock options represents the difference between the offer price for each Isconova share, based on the 15-trading day VWAP of Novavax up to and including 3 June 2013, and the SEK 8.20 strike price of the stock options. Holders of stock options accepting this private offer will also be eligible to sell shares of Novavax by using the commission free selling facility described above.

3 The consideration offered for the warrants is based on a Black-Scholes valuation that assumes a current spot price derived using the exchange ratio of 1.2388 multiplied by the 15-trading day VWAP of Novavax up to and including 3 June 2013 and based on an SEK/USD exchange rate of 6.6023. There are in total 11,122 outstanding 2005-I warrants and 34,935 outstanding 2005-II warrants.

4 Employee and board member stock options 2012/2016.

Offer value and premium5

In each case based on the closing price of Novavax shares on 3 June 2013, the Offer represents

•	a premium of 26.7 percent (or 35.2 percent based on the 15-trading day VWAP of Novavax up to and including 3 June 2013) compared to Isconova’s closing price on 3 June 2013, the last trading day prior to the announcement of the Offer;

•	a premium of 27.3 percent (or 35.9 percent based on the 15-trading day VWAP of Novavax up to and including 3 June 2013) compared to the 15-trading day VWAP of Isconova up to and including 3 June 2013; and

•	a premium of 49.0 percent (or 59.0 percent based on the 15-trading day VWAP of Novavax up to and including 3 June 2013) compared to Isconova’s VWAP during the last three calendar months up to and including 3 June 2013.

Assuming that all holders of shares and warrants tender such instruments in the Offer and that all holders of stock options accept the private offer to waive their rights under their stock options, 15,672,591 shares in Novavax will be issued in consideration for the shares and the stock options and SEK 140,277 will be paid in the aggregate as consideration for the 2005-I warrants and 2005-II warrants, corresponding to a total offer value of approx. USD 29.6 million (corresponding to approx. SEK 195.7 million).

Recommendation by Isconova’s Board of Directors

The Board of Directors6 of Isconova unanimously recommends holders of shares and warrants in Isconova to accept the public offer made by Novavax.

Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial statements giving effect to the combination of Novavax and Isconova will be available in the offer document and Registration Statement on Form S-4.

Terms of the Offer

The completion of the Offer is conditional upon,

1.	the Offer being accepted to such extent that Novavax becomes owner of shares representing more than 90 percent of the total number of shares in Isconova on a fully diluted basis (including all issued warrants and stock options);

2.	that all necessary regulatory, governmental or other similar clearances, approvals and decisions, including approvals from competition authorities, being obtained on terms which in the opinion of Novavax are acceptable;

5 Offer value and Offer premium calculations are based on an SEK/USD exchange rate of 6.6023.

6 Since Board members Gunnar Fernström and Bo Håkansson cannot be considered independent of shareholder InnKap 4 Partners L.P. and Farstorps Gård AB who have entered into irrevocable undertakings to accept the Offer, they have not participated in the Board of Directors’ handling of or resolutions regarding the Offer.

3.	that Novavax’s Registration Statement on Form S-4 in the United States, which will register the shares of Novavax common stock to be issued pursuant to the Offer, has become effective under the Securities Act of 1933, as amended, and is not the subject of any stop order or proceeding seeking a stop order;

4.	that Isconova does not take any measures which are reasonably likely to have a material adverse effect (as defined below) on the satisfaction of the conditions to the Offer or its implementation, including any of the following that are reasonably likely to have such an effect: (i) disposing of a material part of Isconova’s assets, (ii) declaring or paying any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of Isconova’s capital stock, (iii) increasing or agreeing to increase the compensation payable or to become payable to Isconova’s officers or, except in accordance with past practice, employees, (iv) granting or agreeing to grant any severance or termination pay except in accordance with past practice or with the consent of Novavax, or (v) operating Isconova in a manner other than in the ordinary course of its business;

5.	that, prior to the expiration of the acceptance period, the combination of Novavax and Isconova is not prohibited or significantly impaired, or the ownership or operation of Isconova by Novavax is not prohibited or significantly impaired, or, in either case, reasonably likely to be prohibited or significantly impaired, as the result of legislation, actions of a court or public authority, or similar events in Sweden, in the United States, or in another country, which have occurred or is expected to occur;

6.	that no material adverse effect on Isconova’s financial condition or operations has occurred or exists, where, for the purposes of this clause, “material adverse effect” shall mean any change, effect, event, state of facts or inaccuracy (including, without limitation, any inaccurate or misstated information made public by Isconova or any information which should have been made public by Isconova and has not been made public), that has not been made public or disclosed to Novavax prior to the announcement of the Offer and that has had a material adverse effect on Isconova’s business, results of operations, or financial condition; provided, however, no changes, effects, events or state of facts related to any of the following shall be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a material adverse effect: (a) conditions affecting the life science industry generally or the economy of any country where Isconova has conducted operations generally other than those that would have a disproportionate effect on Isconova; (b) the announcement or pendency of the Offer; (c) changes in applicable laws or accounting principles after the date of the announcement of the Offer; or (d) an outbreak or escalation of hostilities involving the United States or Sweden, the declaration of the United States or Sweden of a national emergency or war, or the occurrence of any acts of terrorism.

7.	that Isconova, after the date of the announcement of the Offer, has not issued any shares of its capital stock or granted any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except upon the exercise of warrants, options or convertible securities outstanding on the date of the announcement or with Novavax’s prior written approval;

8.	that no information made public by Isconova being materially inaccurate, incomplete or misleading, and Isconova having made public all such information that should have been made public by it under applicable rules; and

9.	that no other party announcing an offer to acquire the shares in Isconova on terms that are more favorable to the shareholders of Isconova than the Offer.

Novavax reserves the right to withdraw the Offer in the event that it is clear that any of the above conditions are not or cannot be satisfied. However, with regard to conditions 2 - 9, the Offer may only be withdrawn provided that the non-satisfaction of such condition is of material importance to Novavax’s acquisition of Isconova.

Novavax reserves the right to waive, in whole or in part, one or more of the conditions set out above, other than condition 3, including, specifically, with respect to condition 1, the right to complete the Offer at a lower level of acceptance.

Irrevocable Undertakings

InnKap 4 Partners L.P., Farstorps Gård AB, LMK Ventures AB, LMK Forward AB and Peter Ragnarsson who own in the aggregate 6,902,912 shares in Isconova, representing 55.3 percent of the outstanding shares and votes in Isconova before dilution, have each undertaken, pursuant to an agreement providing that such undertakings shall be irrevocable until the closing of the Offer (i) to accept the Offer, tender all of their shares and not withdraw such shares once tendered, (ii) to exercise voting rights to enable the Offer to be made and become unconditional and oppose any action that might result in any Offer condition not being satisfied, (iii) not to transfer any of their Isconova shares and (iv) not to solicit competing proposals for the acquisition of Isconova. These undertakings are conditional upon that no other party announces a competing offer at a price which is at least 5 percent higher than the Offer, which Novavax decides not to match (i.e. offer a price that at least corresponds to the price in the competing offer at the date of announcement of such competing offer) within five business days.

Preliminary Timetable

Preliminary date for publication of the offer document:	9 July 2013

Preliminary acceptance period:	9 July – 30 July 2013

Preliminary date for settlement (delivery of Novavax common stock):	5 August 2013

In connection with the Offer, Novavax intends to file a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”). Novavax expects to distribute the offer document to holders of shares and warrants in Isconova as soon as possible after such Registration Statement is declared effective.

Novavax reserves the right to extend the acceptance period. As further information regarding timing becomes available, Novavax will announce it.

Due diligence

Novavax has conducted a limited due diligence before announcement of the Offer. As part of this due diligence, Novavax has received certain limited information regarding management’s budget expectations for 2013. Novavax has not received any non-public price-sensitive information in connection with the due diligence investigation in addition to the above.

Compulsory acquisition proceedings and delisting

In the event that Novavax, in connection with the Offer or otherwise, becomes the owner of more than 90 percent of the outstanding shares in Isconova on a fully diluted basis (including all issued and outstanding stock options and warrants), Novavax intends to call for compulsory acquisition in accordance with the Swedish Companies Act to acquire all outstanding shares and warrants in Isconova. In connection therewith, Novavax intends to promote a delisting of the shares in Isconova from NASDAQ OMX First North Premier.

Applicable law and disputes

The Offer shall be governed by and in accordance with the laws of Sweden. The Rules concerning takeover bids for shares in Swedish companies whose shares are traded on certain trading platforms, issued by the Swedish Corporate Governance Board on 27 March 2012 (the “Takeover Rules”) and the Swedish Securities Council’s rulings regarding interpretation and application of the Takeover Rules are applicable to the Offer.

Advisors

Ropes & Gray LLP and Setterwalls Advokatbyrå AB are Novavax’s legal advisors in conjunction with the offer.

Handelsbanken Capital Markets is Isconova’s financial advisor in conjunction with the Offer.

Advokatfirman Lindahl KB is Isconova’s legal advisors in conjunction with the Offer.

Conference call

Novavax’ management will host a conference call today to discuss the Isconova combination at 10:00 a.m. EDT. The live conference call will be accessible on Novavax’ website at www.novavax.com under “Investor Info/Events” or by telephone at 1 (877) 212-6076 (domestic) or 1 (707) 287-9331 (international) using passcode 88627824.

About Novavax

Novavax, Inc. is a clinical-stage biopharmaceutical company creating vaccines to address a broad range of infectious diseases worldwide. Using innovative recombinant nanoparticle technology, as well as new and efficient manufacturing approaches, the company produces vaccine candidates to combat diseases, with the goal of allowing countries to better prepare for and more effectively respond to rapidly spreading infections. Novavax is committed to using its technology platform to create geographic-specific vaccine solutions and is therefore involved in several international partnerships, including collaborations with Cadila Pharmaceuticals of India, LG Life Sciences of Korea and PATH. Together, these organizations support Novavax’ worldwide commercialization strategy and have the global reach to create real and lasting change in the biopharmaceutical field. Additional information about Novavax is available on the company’s website, www.novavax.com.

About Isconova

Isconova AB is a leading international vaccine adjuvant company. Isconova has deep knowledge of vaccine systems, and the company develops vaccines together with partners in the human and veterinary markets. The first vaccine using Isconova’s nanoparticle Matrix technology, Equilis®Prequenza, was launched on the veterinary market in 2006. In the human market a number of vaccines are under development with Isconova’s third generation nanoparticle, Matrix-M™. Isconova’s partners include Crucell/J&J, Pfizer, Merck & Co., The Jenner Institute, Virbac and Genocea. The Company is headquartered in Uppsala, Sweden. Isconova AB is listed on NASDAQ OMX First North Premier (ticker: ISCO). Pareto Öhman AB is the Company’s Certified Adviser. Additional information about Isconova is available on the company’s website, www.isconova.com.

Additional Information

This press release is a translation from the Swedish language. In the event of discrepancy between the Swedish version and the English version, the Swedish version shall prevail.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed combination of Novavax and Isconova, Novavax intends to file with the SEC a Registration Statement on Form S-4 that will include a preliminary prospectus of Novavax. These materials will not be final and may be amended. Novavax urges investors to read the Form S-4 prospectus and the Swedish offer document regarding the proposed combination when they become available, as well as other documents filed with the SEC and with the Swedish Financial Supervisory Authority, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain the documents filed with the SEC, free of charge, from Novavax’s website (www.novavax.com) under the tab “Investor Info” and then under the heading “SEC Filings.”

Forward-Looking Statements

Statements herein, including but not limited to those relating to the future of Novavax, the public offer for the shares of Isconova, the proposed combination, and the ongoing development of Novavax’s vaccine products are forward-looking statements. Novavax cautions that these forward-looking statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include those identified under the heading “Risk Factors” in the Novavax Annual Report on Form 10-K for the year ended 31 December 2012, and in other reports filed with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements, even if Novavax’s expectations change, except to the extent required by applicable law. You should not rely on those statements as representing the views of Novavax as of any date subsequent to the date of this press release.